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                       [GERALD WEINBERG, P.C. LETTERHEAD]



                                                                 August 31, 1998



Studio City Holding Corporation
14400 Southwest 46th Court
Ocala, Florida 34473


RE:  Studio City Holding Corporation - Registration
     Statement on Form SB-2 Relating to 31,282,001 Shares of
     Common Stock and 3,825,834 Shares of Class B Preferred
     Stock


Ladies and Gentlemen:

     We have acted as counsel for Studio City Holding Corporation, a New York corporation (the "Company"), in connection with certain matters relating to a Registration Statement on Form SB-2 filed with the Securities and Exchange Commission under the Securities Act of 1933 (Registration No. 333-62551), relating to the proposed sale of 31,282,001 Shares of Common Stock, $0.002 par value, and 3,825,834 Shares of Class B Preferred Stock $0.0001 par value, by certain shareholders of the Company, referred to therein as "Selling Security Holders" (the "Registration Statement").

     As such counsel, we have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, certificates and other documents, including the Registration Statement, as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

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                             GERALD WEINBERG, P.C.



     The opinions expressed herein are limited in all respects to the laws of the State of New York, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinion expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

     Based upon the foregoing, we are of the opinion that:

     (1) The Company is a corporation incorporated and validly existing in good standing under the laws of the State of New York, and

     (2) The outstanding shares of Common Stock and Class B Preferred Stock to be sold by the Selling Security Holders have been duly authorized and are validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is included in the Registration Statement.


                                        Very truly yours,

                                        Gerald Weinberg, P.C.

                                        /s/ LAWRENCE A. KIRSCH

                                   by:  Lawrence A. Kirsch, Esq.